UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): May 3, 2005

PORTALPLAYER, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-51004	77-0513807
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

3255 Scott Boulevard, Bldg. 1 Santa Clara, California	95054
(Address of principal executive offices)	(Zip Code)

(408) 521-7000

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240-13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On May 3, 2005, the Compensation Committee of the Board of Directors of PortalPlayer, Inc. (the “Company”) and a subcommittee of the Compensation Committee took actions with respect to executive compensation. In addition, the Compensation Committee approved a form of restricted stock agreement for restricted stock awards.

Restricted Stock Agreement

The Compensation Committee approved a form of restricted stock agreement to be used in connection with stock awards under the Company’s 2004 Stock Incentive Plan. Grants of restricted stock under the form of agreement vest over a period to be determined by the Compensation Committee, or its subcommittee, at the time of grant. If an employee’s service with the Company terminates for any reason, then the employee’s shares will be forfeited to the extent that they have not vested before the termination date and do not vest as a result of termination. Shares of restricted stock carry all other rights of a shareholder except the right to transfer. A copy of the form of restricted stock agreement is attached as Exhibit 10.1 to this report.

Stock Option Grants and Restricted Stock Awards

The following table presents information regarding options and restricted stock awards granted to executive officers by approval of a subcommittee of the Compensation Committee. The exercise price of shares underlying options was equal to $16.68, the closing price of the Company’s common stock on the Nasdaq National Market on May 3, 2005. Except as noted, the options vest as to 1/48th of the shares monthly over four years, and the restricted stock vests as to 20% of the shares on each of the first five anniversaries of the date of grant.

Name of Executive Officer	Shares Underlying Options		Shares of Restricted Stock
Gary Johnson	67,000		11,000
Gary Johnson	85,731	*	—
Svend-Olav Carlsen	12,435		2,042
Sanjeev Kumar	167,500		27,500
Sanjeev Kumar	—		16,667	**
Richard Miller	10,492		1,723
Michael Maia	73,700		12,100
Scott Tandy	7,229		1,187

*	Immediately exercisable on the date of grant.
**	Vests in full on May 3, 2008 (third anniversary of the date of grant).

2005 Bonus Plan

Under the 2005 Bonus Plan as adopted by the Compensation Committee, the bonuses for the Company’s executive officers and certain officers will be based on the Company’s achievement of certain company financial performance objectives and achievement of certain non-financial individual performance objectives. The bonuses are expected to be paid in 2006 after evaluation of achievement of the objectives by the Compensation Committee, and are calculated as a percentage of annual salary for each executive officer as listed below:

Name of Executive Officer	Target Bonus as a Percentage of Annual Salary
Gary Johnson	67%
Sanjeev Kumar *	50
Svend-Olav Carlsen	50
Richard Miller	50
Mike Maia	50
Scott Tandy	40

*	Mr. Kumar will be entitled to an additional bonus of $20,000 upon the achievement of an additional revenue target.

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Specifically, under the 2005 Bonus Plan, each executive officer will be entitled to a target bonus equal to: (a) the percentage of his base salary as set forth above (the “Initial Bonus Amount”) upon achievement of company revenue and EBITDA targets; (b) 120% of his Initial Bonus Amount upon achievement of specified higher company revenue and EBITDA targets; or (c) 140% of his Initial Bonus Amount upon achievement of specified additional higher company revenue and EBITDA targets; provided, however, that the maximum bonus pool for employees and executive officers under the 2005 Bonus Plan will be approximately 7% of EBITDA and provided further that, in order to be eligible for a bonus in each case, both the specified revenue and EBITDA targets for the Company must be met, after which the exact amount of the bonus will also depend upon achieving or exceeding non-financial individual performance objectives.

Executive Salaries

The following table presents the salaries for executive officers, effective as of April 1, 2005, as approved by the Compensation Committee:

Name of Executive Officer	Annual Salary
Gary Johnson	$325,000
Sanjeev Kumar	278,000
Svend-Olav Carlsen	210,000
Richard Miller	210,000
Mike Maia	212,000
Scott Tandy	200,000

Item 9.01. Financial Statements and Exhibits.

(c) Exhibits

Exhibit No.	Description
10.1	Form of restricted stock agreement under the PortalPlayer, Inc. 2004 Stock Incentive Plan.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 9, 2005

PORTALPLAYER, INC.

By:	/s/ Svend-Olav Carlsen
Svend-Olav Carlsen
Vice President and Chief Financial Officer

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EXHIBIT INDEX

Exhibit No.	Description
10.1	Form of restricted stock agreement under the PortalPlayer, Inc. 2004 Stock Incentive Plan.

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